Exhibit 10.14
EXECUTION COPY
PLEDGE AND SECURITY AGREEMENT
THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, this “Security Agreement”) is entered into as of September 28, 2009 by and among Kelly Services, Inc., a Delaware corporation (the “Borrower”), Kelly Properties, LLC, a Delaware limited liability company, Kelly Receivables Services, LLC, a Delaware limited liability company, Kelly Services (Ireland), LTD., a Delaware corporation, Kelly Services of Denmark, Inc., a Delaware corporation, Kelly Services CIS, Inc., a Delaware corporation, Kelly Services (Australia), LTD., a Delaware corporation, Kelly Services (New Zealand), LTD., a Delaware corporation, Kelly Staff Leasing, Inc., a California corporation, KHCS, Inc., a Delaware corporation, and KSI Acquisition Corporation, a Delaware corporation (each a “Guarantor”, and collectively, the “Guarantors”, and collectively with the Borrower, each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., a national banking association, in its capacity as collateral agent (the “Collateral Agent”) under the Intercreditor Agreement referred to below.
PRELIMINARY STATEMENTS
A. The Secured Parties (as defined in the Intercreditor Agreement) and JPMorgan Chase Bank, N.A., as Collateral Agent, are parties to a Collateral Agency and Intercreditor Agreement dated as of the date hereof (as amended or modified from time to time, the “Intercreditor Agreement”) relating to the collateral granted by the Grantors to the Secured Parties.
B. The Grantors have agreed to pledge to the Collateral Agent, for the benefit of the Secured Parties, and grant a first-priority security interest (subject to Liens permitted by the Financing Documents (as defined in the Intercreditor Agreement)) to the Collateral Agent, for the benefit of the Secured Parties, in and to the collateral described herein and to execute this Security Agreement.
C. Each Grantor has determined that it is to its benefit and in its financial interest to execute this Security Agreement, and is entering into this Security Agreement in order to induce the Secured Parties to enter into amendments to the agreements evidencing the Secured Obligations, to induce the Secured Parties to extend credit to the Borrower and to secure the Secured Obligations.
ACCORDINGLY, the Grantors, and the Collateral Agent, on behalf of the Secured Parties, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1. Terms Defined in Intercreditor Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Intercreditor Agreement.
1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.
1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:
“Account Debtor” shall have the meaning set forth in Article 9 of the UCC.
“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities.
“Capital Stock” means (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.
“Collateral” shall have the meaning set forth in Article II.
“Collateral Access Agreement” means any landlord waiver or other agreement between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Grantor for any real property where any Collateral is located, which agreement shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.
“Commercial Tort Claims” shall have the meaning set forth in Article 9 of the UCC.
“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
“Control Account” means a Deposit Account maintained with the Collateral Agent or a Lender or subject to a Control Agreement or a Securities Account subject to a Control Agreement.
“Control Agreement” means a control agreement, in form and substance satisfactory to the Collateral Agent, entered into under any of Sections 4.4, 4.5 or 4.11, pursuant to which the Collateral Agent is granted Control over a Deposit Account, Securities or a Securities Account, as the case may be.
“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
“Default” means an event described in Section 5.1.
“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Domestic Subsidiary” means each present and future Subsidiary which is not a Foreign Subsidiary.
“Equipment” shall have the meaning set forth in Article 9 of the UCC.
“Excluded Payments” shall have the meaning set forth in Section 4.6(d)(iii).
“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
“Farm Products” shall have the meaning set forth in Article 9 of the UCC.
“Fixtures” shall have the meaning set forth in Article 9 of the UCC.
“Foreign Subsidiary” means each Subsidiary organized under the laws of a jurisdiction outside of the United States that is owned directly by any Grantor.
“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.
“Goods” shall have the meaning set forth in Article 9 of the UCC.
“Instruments” shall have the meaning set forth in Article 9 of the UCC.
“Inventory” shall have the meaning set forth in Article 9 of the UCC.
“Investment Property” shall have the meaning set forth in Article 9 of the UCC.
“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.
“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.
“Material Adverse Effect” is defined in the Revolving Credit Agreement.
“Material Foreign Subsidiary” means (i) each Foreign Subsidiary organized under the laws of Russia, China or India, and (ii) each Foreign Subsidiary whose assets at any time constitute more than 1% of the Total Assets (as defined in the Revolving Credit Agreement).
“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.
“Permitted Liens” means Liens that are permitted by the Financing Documents.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement.
“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.
“Required Secured Parties” is defined in the Intercreditor Agreement.
“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
“Secured Obligations” is defined in the Intercreditor Agreement.
“Securities Account” is defined in Section 4.5 hereof.
“Securities Intermediary” shall have the meaning set forth in Article 8 of the UCC.
“Security” has the meaning set forth in Article 8 of the UCC.
“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive Capital Stock and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Capital Stock.
“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.
“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.
“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Michigan or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s or any Secured Party’s Lien on any Collateral.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST
Each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:
(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all cash or cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts with any bank or other financial institution;

(xv)	all Commercial Tort Claims;

(xvi)	all Farm Products;

(xvii)
and all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.
Notwithstanding the foregoing or any other provision of this Agreement, “Collateral” and the defined terms used above to describe the Collateral shall not include any assets specifically excluded from the defined term “Collateral” under the Intercreditor Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Grantor represents and warrants to the Collateral Agent and the Secured Parties that:
3.1. Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. When financing statements fulfilling the requirement of the UCC and the applicable filing office have been filed in and the applicable fees paid to the appropriate offices against such Grantor in the locations listed on Exhibit H, the Collateral Agent will have a fully perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).

3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.
3.3. Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; such Grantor has no other places of business except those set forth in Exhibit A.
3.4. Collateral Locations. All of such Grantor’s locations where Collateral is located are listed on Exhibit A. All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.
3.5. Deposit Accounts. All of such Grantor’s Deposit Accounts are listed on Part I of Exhibit B.
3.6. Securities Held by Securities Intermediary. All Securities held by such Grantor through a Securities Intermediary are listed on Part I of Exhibit B in addition to the following information with respect to such Securities: the name of the owning Grantor, the type of account in which such Securities are held, the account number and the name and address of the Securities Intermediary holding such Securities.
3.7. Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. The Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, except as listed on Exhibit A.
3.8. Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor. All action by such Grantor necessary or desirable to protect and perfect the Collateral Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Collateral Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).
3.9. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper, to the knowledge of the Grantor, are and will be correctly stated in all records of the Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Collateral Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.
3.10. Inventory. With respect to any of its Inventory, (a) such Inventory (other than Inventory in transit) is located at one of the locations set forth on Exhibit A designated as a location of Collateral for such Grantor, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), and (c) such Grantor has good and indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and Secured Parties, and except for Permitted Liens.

3.11. Intellectual Property. Such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Exhibit D. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit H and this Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected first priority security interests in favor of the Collateral Agent on such Grantor’s Patents, Trademarks and Copyrights, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from the Grantor, and all action by such Grantor necessary or desirable to protect and perfect the Collateral Agent’s Lien on such Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.
3.12. Filing Requirements. None of its Equipment is covered by any certificate of title, except for vehicles. Upon request of the Collateral Agent, each Grantor shall complete Part I of Exhibit E, setting forth a list of all certificated vehicles owned by such Grantor. None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) vehicles and (b) Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D. Upon request of the Collateral Agent, each Grantor shall complete Exhibit F setting forth the legal description, county and street address of each property on which any Fixtures are located together with the name and address of the record owner of each such property.
3.13. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Collateral Agent on behalf of the Secured Parties as the secured party and (b) as permitted by Section 4.1(e).
3.14. Pledged Collateral.
(a) Exhibit G sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor and not held by a Securities Intermediary. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder. Such Grantor further represents and warrants that (i) all Pledged Collateral listed on Exhibit G owned by it constituting Capital Stock has been (to the extent such concepts are relevant with respect to such Pledged Collateral and, if the issuer of such Pledged Collateral is not controlled by such Grantor, this representation is made to the best of such Grantor’s knowledge) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent representing Capital Stock, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible, (iii) upon the execution of Control Agreements with respect to Pledged Collateral held by a Securities Intermediary in favor of the Collateral Agent, all such Pledged Collateral held by a Securities Intermediary is covered by a Control Agreement among such Grantor, the Securities Intermediary and the Collateral Agent pursuant to which the Collateral Agent has Control and (iv) all Pledged Collateral which represents debt or similar obligations owed to such Grantor has, to the knowledge of such Grantor (1) been duly authorized, authenticated or issued and delivered by the issuer of such debt or similar obligation, and (2), is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b) In addition, (i) none of the Pledged Collateral owned by any Grantor and issued by a Person controlled by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of any Capital Stock included in the Pledged Collateral to issue additional Capital Stock, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.
(c) Except as set forth in Exhibit G, such Grantor owns 100% of the issued and outstanding Capital Stock which constitutes Pledged Collateral. None of the Pledged Collateral which represents debt or similar obligations owed to such Grantor is subordinated in right of payment to other debt or similar obligations or subject to the terms of an indenture.
(d) Notwithstanding anything to the contrary in this Agreement or in any other Financing Document, each Grantor shall:
(i) on or before October 31, 2009 or such later date as the Collateral Agent may determine in its reasonable discretion, deliver to the Collateral Agent the originals of all “Notes or other Instruments Payable to the Company” as described in Exhibit G, together with appropriate endorsements duly executed in blank;
(ii) on or before November 30, 2009 or such later date as the Collateral Agent may determine in its reasonable discretion, deliver to the Collateral Agent executed Control Agreements required pursuant to this Security Agreement with respect to any account maintained in the United States;
(iii) on or before December 31, 2009 or such later date as the Collateral Agent may determine in its reasonable discretion, use reasonable efforts to deliver to the Collateral Agent executed Control Agreements required pursuant to this Security Agreement with respect to any account maintained outside of the United States or take such other action reasonably requested by the Collateral Agent in the local jurisdiction where any such account is held to create and perfect the first priority security interest in any such account, provided, that, the Collateral Agent may, in its discretion, waive the requirements of this clause (iii) with respect to any such account;
(iv) on the date of this Security Agreement, deliver to the Collateral Agent originals of all instruments and certificates evidencing the Capital Stock of all Domestic Subsidiaries described in Exhibit G, together with appropriate stock powers, endorsements or other powers duly executed in blank;
(v) on or before December 31, 2009 or such later date as the Collateral Agent may determine in its reasonable discretion, deliver to the Collateral Agent originals of all instruments and certificates evidencing Capital Stock of all Material Foreign Subsidiaries (to the extent the Capital Stock is certificated) described in Exhibit G, together with appropriate stock powers, endorsements or other powers duly executed in blank;
(vi) to the extent the Capital Stock of any Material Foreign Subsidiary is not certificated, take such additional actions reasonably requested by the Required Secured Parties in the local jurisdiction of any such Material Foreign Subsidiary to create and perfect the first priority security interest in any such Capital Stock, including without limitation opinions of counsel and other documents and requirements reasonably requested by the Required Secured Parties; and

(vii) after the occurrence of a Default, (A) deliver to the Collateral Agent originals of all instruments and certificates evidencing Capital Stock of all Foreign Subsidiaries (to the extent the Capital Stock is certificated and it has not previously been delivered to the Collateral Agent) described in Exhibit G, together with appropriate stock powers, endorsements or other powers duly executed in blank and (B) take such other action in the local jurisdiction of any Foreign Subsidiary with respect to the Capital Stock of any Foreign Subsidiary requested by the Collateral Agent to create and perfect the first priority security interest in any such Capital Stock, including without limitation opinions of counsel and other documents and requirements requested by the Collateral Agent.
3.15 Authorization and Validity. Each Grantor has the power and authority and legal right to execute and deliver this Security Agreement and to perform its obligations thereunder. The execution and delivery by each Grantor of this Security Agreement and the performance of its obligations thereunder have been duly authorized by proper corporate or limited liability company proceedings, and this Security Agreement constitutes the legal, valid and binding obligation of each Grantor, enforceable against each Grantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally. Neither the execution and delivery by any Grantor of this Security Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Grantor, (ii) any Grantor’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles of organization or certificate of formation, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any Grantor is a party or is subject, or by which it, or its assets, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the assets of any Grantor pursuant to the terms of any such indenture, instrument or agreement except where such violation would not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by any Grantor, is required to be obtained by any Grantor in connection with the execution, delivery and performance of this Security Agreement except where such violation would not reasonably be expected to have a Material Adverse Effect.
3.16 Commercial Tort Claims. It has no Commercial Tort Claims as of the date hereof.
ARTICLE IV
COVENANTS
From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:
4.1. General.
(a) Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Collateral Agent, with sufficient copies for each of the Secured Parties, such reports relating to such Collateral as the Collateral Agent shall from time to time reasonably request.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Collateral Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information to the Collateral Agent promptly upon request.
(c) Further Assurances. Such Grantor shall take such further actions, including the execution and delivery of additional security agreements and collateral assignments, as may be requested by the Collateral Agent from time to time to more fully evidence and perfect the Collateral Agent’s interest in the Collateral. Such Grantor will, if so requested by the Collateral Agent, furnish to the Collateral Agent, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral owned by it against all persons and to defend the security interest of the Collateral Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder. Upon the request of the Collateral Agent, each Grantor shall use commercially reasonable efforts to obtain a landlord waiver or other agreement, in form and substance satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any material Collateral to the extent requested by the Collateral Agent. Each Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.
(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to the Financing Documents.
(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement and (ii) other Permitted Liens.
(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(4)(b) of the UCC.

(g) Locations, Names, Etc. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Collateral Agent shall have received at least thirty days prior written notice of such change and the Collateral Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Collateral Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of Secured Parties, in any Collateral), provided that, any new location shall be in the continental U.S.
(h) Compliance with Terms. Such Grantor will perform and comply with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
4.2. Receivables.
(a) Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable (other than early payment discounts, performance rebates and similar adjustments negotiated in the ordinary course of business) or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory and the provision of services in accordance with its present policies and in the ordinary course of business.
(b) Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it, and will at all times (whether or not a Default then exists) promptly cause all proceeds of Receivables to be deposited into a Control Account.
(c) Delivery of Invoices. After the occurrence and during the continuation of a Default upon written request of the Collateral Agent, such Grantor will deliver to the Collateral Agent within two Business Days after its request, duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Collateral Agent shall specify.
(d) Disclosure of Counterclaims on Receivables. If any material (i) discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable not in the ordinary course owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any material dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, such Grantor will disclose such fact on any report delivered to the Collateral Agent with respect to Receivables.
(e) Electronic Chattel Paper. At the written request of Collateral Agent upon the occurrence and during the continuance of a Default, such Grantor shall take all steps reasonably necessary to grant the Collateral Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
4.3. Inventory and Equipment.
(a) Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working and saleable condition, except for (i) damaged or defective goods arising in the ordinary course of such Grantor’s business, (ii) Inventory and Equipment no longer used in its business, and (iii) ordinary wear and tear in respect of the Equipment.

(b) Insurance. Such Grantor will (i) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender’s loss payable clause in favor of the Collateral Agent, on behalf of the Secured Parties, and providing that said insurance will not be terminated except after at least 30 days’ written notice from the insurance company to the Collateral Agent, (ii) maintain such other insurance on the Collateral for the benefit of the Collateral Agent as may be required by law or as the Collateral Agent shall from time to time reasonably request, (iii) furnish to the Collateral Agent upon the request of the Collateral Agent from time to time copies of all policies of insurance on the Collateral and certificates with respect to such insurance and (iv) maintain general liability insurance. All insurance policies required hereunder shall name the Collateral Agent (for the benefit of the Collateral Agent and the Secured Parties) as an additional insured or as lender loss payee, as applicable, and shall contain lender loss payable clauses or mortgagee clauses in form and substance satisfactory to the Collateral Agent. Any required insurance may include self insurance on reasonable and customary terms.
(c) Titled Vehicles. Upon the request of the Required Secured Parties, such Grantor will give the Collateral Agent notice of its acquisition of any vehicle covered by a certificate of title and deliver to the Collateral Agent, the original of any vehicle title certificate and provide and/or file all other documents or instruments necessary to have the Lien of the Collateral Agent noted on any such certificate or with the appropriate state office.
4.4. Delivery of Instruments, Securities, Chattel Paper and Documents. Subject to the exclusion in the last paragraph of Article II hereof, such Grantor will (a) upon request of the Collateral Agent, deliver to the Collateral Agent the originals of all Chattel Paper, Securities and Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Collateral Agent upon receipt and within two Business Days after request of the Collateral Agent deliver to the Collateral Agent any such Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Collateral Agent’s request, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and within two Business Days deliver to the Collateral Agent) any Document evidencing or constituting Collateral and (d) upon the Collateral Agent’s request, deliver to the Collateral Agent a duly executed amendment to this Security Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral. If any Capital Stock included in the Collateral and owned by any Grantor shall at any time constitute a Security or, to the knowledge of such Grantor, the issuer of any such Capital Stock shall take any action to have such interests treated as a Security, then such Grantor shall give prompt written notice thereof to the Collateral Agent and (i) cause all certificates or other documents constituting such Security to be delivered to the Collateral Agent and, if within the control of such Grantor, cause such Security to be properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) take all action to cause the issuer of such Security or a Securities Intermediary relating to such Security to enter into a Control Agreement with the Collateral Agent and, if within the control of such Grantor, cause such Security to be properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

4.5. Uncertificated Pledged Collateral. Such Grantor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a Securities Intermediary, such Securities Intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will (a) give prompt written notice to the Collateral Agent of the acquisition or existence of any uncertificated securities which are Pledged Collateral, and (b) take reasonable any actions necessary to cause (i) the issuers of uncertificated securities which are Pledged Collateral and (ii) any Securities Intermediary which is the holder of any such Pledged Collateral, to cause the Collateral Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor (a) will, with respect to any such Pledged Collateral held with a Securities Intermediary, give prompt written notice to the Collateral Agent of the existence of such Pledged Collateral and take all action necessary to cause such Securities Intermediary to enter into a Control Agreement with the Collateral Agent giving the Collateral Agent Control over such Pledged Collateral and any account into which such Pledged Collateral is deposited (a “Securities Account”), and (b) will not, at any time, permit uncertificated securities constituting Pledged Collateral with an aggregate fair market value in excess of $1,000,000 to be held in any Securities Account not subject to a Control Agreement.
4.6. Pledged Collateral.
(a) Changes in Capital Structure of Issuers. Except as permitted by the Financing Documents, such Grantor will not (i) permit or suffer any issuer (if such issuer is controlled by such Grantor) of Capital Stock constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Capital Stock or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Liens and sales of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity, or (ii) vote any such Pledged Collateral in favor of any of the foregoing.
(b) Issuance of Additional Securities. Such Grantor will not permit or suffer the issuer (if such issuer is controlled by such Grantor) of Capital Stock constituting Pledged Collateral owned by it to issue additional Capital Stock, any right to receive the same or any right to receive earnings, except (i) to such Grantor, and (ii) if at the time of such issuance of Capital Stock by a Foreign Subsidiary, such additional shares of Capital Stock are delivered to the Collateral Agent to maintain the percentage required by the last paragraph of Article II hereof.
(c) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Collateral Agent or its nominee at any time at the option of the Required Secured Parties.
(d) Exercise of Rights in Pledged Collateral.
(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Intercreditor Agreement or any other Financing Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Collateral Agent in respect of such Pledged Collateral.
(ii) Such Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuation of a Default, with notice to such Grantor, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Capital Stock or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof, and to the extent permitted by the organizational documents of the issuer of such Pledged Collateral or under the laws governing such issuer.

(iii) If no Default exists and is continuing such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Intercreditor Agreement or any other Financing Document other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and
(iv) All Excluded Payments, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
(e) All Foreign Subsidiaries as of the date hereof are listed on Exhibit G hereto. The Grantors shall promptly send written notification to the Collateral Agent of any Foreign Subsidiary (other than as listed on Exhibit G hereto) formed, created or otherwise acquired after the date hereof. The Grantors shall execute and deliver any further documents requested by the Collateral Agent in connection with attaching and perfecting the security interest in the applicable Capital Stock of each Foreign Subsidiary and related rights that constitute Collateral.
4.7. Intellectual Property.
(a) At the request of the Collateral Agent, such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Collateral Agent of any License held by such Grantor and to enforce the security interests granted hereunder except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b) Unless such Grantor shall reasonably determine in good faith that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business, such Grantor shall promptly notify the Collateral Agent if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.
(c) Within 45 days after the close of each fiscal quarter of the Grantors, the Grantors shall deliver to the Collateral Agent an updated Exhibit D hereto, including any changes thereto since the last such Exhibit D was delivered. Exhibit D shall be deemed automatically revised thereby upon such delivery to the Collateral Agent and the Grantors shall be deemed have made all representations and warranties in Section 3.11 hereof as to such updated Exhibit D as of the date it is delivered to the Collateral Agent. Upon request of the Collateral Agent, each Grantor shall execute and deliver any and all security agreements as the Collateral Agent may request to evidence the Collateral Agent’s first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.
(d) Such Grantor shall take all actions reasonably necessary or requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall reasonably determine in good faith that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business.

(e) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as such Grantor (or, after and during the continuance of any Default, the Collateral Agent (with reasonable notice given to such Grantor of any actions requested by the Collateral Agent) or the such Grantor) shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.
4.8. Commercial Tort Claims. Such Grantor shall promptly, and in any event within two Business Days after the same is acquired by it, notify the Collateral Agent of any Commercial Tort Claim acquired by it which constitutes a claim with a value in excess of $1,000,000 and, unless the Collateral Agent otherwise consents, such Grantor shall provide the Collateral Agent with a specific description thereof (i.e. parties, description of the dispute, case number, etc.) and enter into an amendment to this Security Agreement, in the form of Exhibit I hereto, granting to Collateral Agent a first priority security interest in such Commercial Tort Claim.
4.9. Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit the face amount of which is in excess of $1,000,000, it shall promptly, and in any event within two Business Days after becoming a beneficiary, notify the Collateral Agent thereof and take all commercially reasonable actions to cause the issuer and/or confirmation bank to consent to the assignment of any Letter-of-Credit Rights to the Collateral Agent, all in form and substance reasonably satisfactory to the Collateral Agent.
4.10. Federal Claims. Such Grantor will promptly notify the Collateral Agent of any Collateral which constitutes a claim (other than accounts receivable in the ordinary course of business) with a value in excess of $1,000,000 against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law.
4.11. Deposit Accounts. Each Grantor will (a) not open any Deposit Account other than as permitted by the Financing Documents, (b) give prompt written notice to the Collateral Agent of the opening or existence of any Deposit Account not disclosed on Exhibit B hereto, and (c) use commercially reasonable efforts to cause each bank or other financial institution in which it maintains any Deposit Account (other than accounts used exclusively for payroll and accounts maintained with the Collateral Agent) to enter into a Control Agreement with the Collateral Agent with respect such Deposit Account.
4.12 No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies if exercised in accordance with this Security Agreement.
4.13 Collateral Access Agreements. Upon request of the Collateral Agent, each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral with a fair market value in excess of $250,000 is stored or located or, if the Collateral Agent requests, a Collateral Access Agreement with respect to any other location at which Collateral is stored or located. Each Grantor shall timely and fully pay and perform its material obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

ARTICLE V
DEFAULTS AND REMEDIES
5.1. Defaults. The occurrence of any one or more of the following events shall constitute a Default hereunder:
(a) Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.
(b) The breach by any Grantor of any of the terms or provisions of Article IV or Article VII.
(c) The breach by any Grantor (other than a breach which constitutes a Default under any other Section of this Article V) of any of the terms or provisions of this Security Agreement which is not remedied within ten days after Grantors’ receipt of written notice from Collateral Agent of such breach.
(d) The occurrence of any “Event of Default” as defined in the Intercreditor Agreement.
5.2. Remedies.
(a) Upon the occurrence of a Default, the Collateral Agent may, with the concurrence or at the direction of the Required Secured Parties, exercise any right or remedy available to it under applicable law, including, without limitation, the following rights and remedies:
(i) those rights and remedies provided in this Security Agreement, the Intercreditor Agreement, or any other Collateral Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Secured Parties prior to a Default;
(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;
(iii) give notice of sole control or any other instruction permitted under any Control Agreement with respect to any Deposit Account or Securities Account or under any other control agreement with respect to any other Collateral and take any action therein with respect to such Collateral;
(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and
(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

(b) The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(c) The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.
(d) After and during the continuance of a Default, until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. After and during the continuance of a Default, the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
(e) Notwithstanding the foregoing, neither the Collateral Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
(f) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.
(g) The proceeds of all Collateral to be applied to payment of the Secured Obligations shall be applied by the Collateral Agent to payment of the Secured Obligations in the order required by the Intercreditor Agreement.
5.3. Grantor’s Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence of a Default, each Grantor will:
(a) assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at a Grantor’s premises or elsewhere;

(b) permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral;
(c) furnish to the Collateral Agent, or cause an issuer of Pledged Collateral to furnish to the Collateral Agent, any information regarding the Pledged Collateral in such detail as the Collateral Agent may specify;
(d) take, or cause (if within its control and, if not within its control, use commercially reasonably efforts to cause) an issuer of Pledged Collateral to take, any and all reasonable actions necessary to register or qualify the Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Collateral; and
(e) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Collateral Agent and each Secured Party, at any time, and from time to time, promptly upon the Collateral Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.
5.4. Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Collateral Agent, to the extent permitted by law and reasonably necessary to permit the exercise of any of Collateral Agent’s rights or remedies under this Article V, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Patent, Trademark, Copyright or other intellectual property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Collateral Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.
ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
6.1. Account Verification. The Collateral Agent may at any time, following and during the continuance of a Default, in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Collateral Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2. Authorization for Secured Party to Take Certain Action.
(a) Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the reasonable discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with Securities Intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Collateral Agent to the Secured Obligations as provided in Section 7.3, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) to contact Account Debtors for the purpose of verifying outstanding amounts owing by such Account Debtor, with reasonable prior written notice to the relevant Grantor, (viii) to demand payment or enforce payment of the Receivables in the name of the Collateral Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, to the extent that Grantor has not filed such proof of claim not less than ten days prior to the deadline for such filing, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent may designate, to receive and open all mail addressed to such Grantor and to dispose of all payments to such Grantor therein in respect of Collateral, (xvi) in addition to rights under clauses (vii) above, after and during the continuance of a Default, to contact Account Debtors for any reason, and (xvii) to do all other acts and things reasonably necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under any other Collateral Document.
(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and Secured Parties, under this Section 6.2 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent agrees that, except for the powers granted in Section 6.2(a)(i), (iii) and (vi) and Section 6.2(a)(xvi), it shall not exercise any power or authority granted to it unless a Default has occurred and is continuing.
6.3. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 AND 4.6 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR THE COLLATERAL AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF A DEFAULT.

6.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.15. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
ARTICLE VII
COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS
7.1. Lockboxes. Upon request of the Collateral Agent after the occurrence and during the continuance of a Default, each Grantor shall execute and deliver to the Collateral Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Collateral Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Collateral Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Collateral Agent.
7.2. Collection of Receivables. The Collateral Agent may at any time after the occurrence and during the continuance of a Default, by giving the Grantors written notice, elect to require that the Receivables be paid directly to the Collateral Agent for the benefit of the Secured Parties. In such event, each Grantor shall, and shall permit the Collateral Agent to, promptly notify the account debtors or obligors under the Receivables of the Secured Parties’ interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Collateral Agent. Upon receipt of any such notice from the Collateral Agent, each Grantor shall thereafter hold in trust for the Collateral Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables and other Collateral and immediately and at all times thereafter deliver to the Collateral Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Collateral Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.
7.3. Special Collateral Account. The Collateral Agent may at any time after the occurrence and during the continuance of a Default require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Collateral Agent and held there as security for the Secured Obligations. No Grantor shall have control whatsoever over said cash collateral account. If no Default has occurred and is continuing, the Collateral Agent shall, within one business Day of receipt thereof, deposit the collected balances in said cash collateral account into each Grantor’s general operating account with the Collateral Agent. If any Default has occurred and is continuing, the Collateral Agent may (and shall, at the direction of the Required Secured Parties), from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.
7.4. Application of Proceeds. The proceeds of the Collateral to be applied to payment of the Secured Obligations pursuant to Section 7.3 shall be applied by the Collateral Agent to payment of the Secured Obligations in the order required by the Intercreditor Agreement.

ARTICLE VIII
GENERAL PROVISIONS
8.1. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
8.2. Limitation on Collateral Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent reasonably deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3. Compromises and Collection of Collateral. The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall reasonably determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.
8.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement, and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.
8.6. Use and Possession of Certain Premises. Upon the occurrence and during the continuance of a Default, the Collateral Agent shall be entitled to occupy and use any premises owned or leased by any Grantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.
8.7. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Collateral Agent or the Secured Parties.

8.8. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Required Secured Parties and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Secured Parties until the Secured Obligations have been paid in full.
8.9. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
8.10. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
8.11. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, hereunder.
8.12. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.13. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Collateral Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.
8.14. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
8.15. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid in cash and performed in full (or with respect to any outstanding letters of credit that are part of the Secured Obligations, a cash deposit or supporting letter of credit acceptable to the Secured Party that issued such letter of credit has been delivered to the Collateral Agent) and no commitments of the Collateral Agent or the Secured Parties which would give rise to any Secured Obligations are outstanding. Upon the satisfaction in full of the conditions for termination of this Security Agreement set forth above (i) this Security Agreement and the security interest and Lien created hereby shall terminate and all rights to the Collateral shall revert to the Grantors and (ii) the Collateral Agent will, upon the Grantors’ request and at the Grantors’ expense, (A) return to the Grantors such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantors, without recourse, representation or warranty, such documents as the Grantors shall reasonably request to evidence such termination.
8.16. Entire Agreement. This Security Agreement, together with the other Collateral Documents, embodies the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.
8.17. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF MICHIGAN, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
8.18. CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR MICHIGAN STATE COURT IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY COLLATERAL DOCUMENTS AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT, OR ANY SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE COLLATERAL AGENT, OR ANY SECURED PARTY OR ANY AFFILIATE OF THE COLLATERAL AGENT, OR ANY SECURED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY COLLATERAL DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN MICHIGAN.

8.19. WAIVER OF JURY TRIAL. EACH GRANTOR, THE COLLATERAL AGENT AND EACH SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
8.20. Indemnity. Each Grantor hereby agrees to indemnify the Collateral Agent and the Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or the Secured Parties or any Grantor, and any claim for Patent, Trademark or Copyright infringement) except, claims, losses, damages, liabilities or expenses of any kind and nature whatsoever resulting solely and directly from the gross negligence or willful misconduct the Collateral Agent or one or more of the Secured Parties or a combination thereof as determined by a final judgment of a court of competent jurisdiction.
8.21. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.
ARTICLE IX
NOTICES
9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when transmitted and confirmation of transmission received, if by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantors at the notice address set forth on Exhibit A, and to the Collateral Agent at the address set forth next to its signature below or as otherwise designated in writing by the Collateral Agent to the Grantors.
9.2. Change in Address for Notices. Each of the Grantors and the Collateral Agent may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X
THE COLLATERAL AGENT
JPMorgan Chase Bank, N.A. has been appointed Collateral Agent for the Secured Parties hereunder pursuant to the Intercreditor Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Collateral Agent pursuant to the Intercreditor Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in the Intercreditor Agreement. Any successor Collateral Agent appointed pursuant to the Intercreditor Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed this Security Agreement as of the date first above written.

KELLY SERVICES, INC.
By:	/s/ Joel Starr
Title: Treasurer

KELLY PROPERTIES, LLC
By:	/s/ Joel Starr
Title: Treasurer

KELLY RECEIVABLES SERVICES, LLC
By:	/s/ Joel Starr
Title: Treasurer

KELLY SERVICES (IRELAND), LTD.
By:	/s/ Joel Starr
Title: Treasurer

KELLY SERVICES OF DENMARK, INC.
By:	/s/ Joel Starr
Title: Treasurer

KELLY SERVICES CIS, INC.
By:	/s/ Joel Starr
Title: Treasurer

KELLY SERVICES (AUSTRALIA), LTD.
By:	/s/ Joel Starr
Title: Treasurer
[Signature Page to Security Agreement]

KELLY SERVICES (NEW ZEALAND), LTD.
By:	/s/ Joel Starr
Title: Treasurer

KELLY STAFF LEASING, INC.
By:	/s/ Joel Starr
Title: Treasurer

KHCS, INC.
By:	/s/ Joel Starr
Title: Treasurer

KSI ACQUISITION CORPORATION
By:	/s/ Joel Starr
Title: Treasurer
[Signature Page to Security Agreement]

COLLATERAL AGENT: JPMORGAN CHASE BANK, N.A., as Collateral Agent
By:	/s/ Suzanne Ergastolo
	Title:	Vice President
[Signature Page to Security Agreement]

EXHIBIT A
(See Sections 3.2, 3.3, 3.4, 3.10 and 9.1 of Security Agreement)
NOTICE ADDRESS FOR ALL GRANTORS

c/o

Attention:
Facsimile:
INFORMATION AND COLLATERAL LOCATIONS OF {Insert name of applicable Grantor}
I.	Name of Grantor:

II.	State of Incorporation or Organization:

III.	Type of Entity:

IV.	Organizational Number assigned by State of Incorporation or Organization:

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Attention:

VII.	Locations of Collateral:
(a)	Properties Owned by the Grantor:
(b)	Properties Leased by the Grantor (Include Landlord’s Name):

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

INFORMATION AND COLLATERAL LOCATIONS OF {Insert name of applicable Grantor}
I.	Name of Grantor:

II.	State of Incorporation or Organization:

III.	Type of Entity:

IV.	Organizational Number assigned by State of Incorporation or Organization:

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Attention:

VII.	Locations of Collateral:
(a)	Properties Owned by the Grantor:

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):
*[NOTE: ADD ADDITIONAL INFORMATION PAGE FOR EACH ADDITIONAL GRANTOR]*

EXHIBIT B
(See Sections 3.5 and 3.6 of Security Agreement)
DEPOSIT ACCOUNTS

Description of
Name of Grantor	Name of Institution	Account Number	Deposit Account

SECURITIES ACCOUNTS

Description of
Name of Grantor	Name of Institution	Account Number	Deposit Account

EXHIBIT C
(See Section 3.8 of Security Agreement)
LETTER OF CREDIT RIGHTS
CHATTEL PAPER

EXHIBIT D
(See Section 3.11 and 3.12 of Security Agreement)
INTELLECTUAL PROPERTY RIGHTS
PATENTS

Name of Grantor	Patent Description	Patent Number	Issue Date

PATENT APPLICATIONS

Application Serial
Name of Grantor	Patent Application	Application Filing Date	Number

TRADEMARKS

Name of Grantor	Trademark	Registration Date	Registration Number

TRADEMARK APPLICATIONS

Application Serial
Name of Grantor	Trademark Application	Application Filing Date	Number

COPYRIGHTS

Name of Grantor	Copyright	Registration Date	Registration Number

COPYRIGHT APPLICATIONS

Application Serial
Name of Grantor	Copyright Application	Application Filing Date	Number

INTELLECTUAL PROPERTY LICENSES

Name of Grantor	Name of Agreement	Date of Agreement	Parties to Agreement

EXHIBIT E
(See Section 3.12 of Security Agreement)
TITLE DOCUMENTS
[To be completed and delivered only upon request of the Agent.]
I.	Vehicles subject to certificates of title:

Name of Grantor	Description	Title Number	State Where Issued

II.	Aircraft/engines/parts, ships, railcars and other vehicles governed by federal statute:

Name of Grantor	Description	Registration Number

EXHIBIT F
(See Section 3.12 of Security Agreement)
FIXTURES
[To be completed and delivered only upon request of the Agent.]
I.	Legal description, county and street address of property on which Fixtures are located (by Grantor):

II.	Name and Address of Record Owner:

EXHIBIT G
(See Section 3.14 of Security Agreement and Definition of “Pledged Collateral”)
LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY
STOCKS

Percentage of
		Certificate	Number of		Outstanding
Name of Grantor	Issuer	Number(s)	Shares	Class of Stock	Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
(CERTIFICATED AND UNCERTIFICATED)

Percentage Ownership
Name of Grantor	Issuer	Description of Collateral	Interest

*[Add description of custody accounts or arrangements with Securities Intermediary, if applicable]*

EXHIBIT H
(See Section 3.1 of Security Agreement)
OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

EXHIBIT I
(See Section 4.4 and 4.8 of Security Agreement)
AMENDMENT
This Amendment, dated                     , _____ is delivered pursuant to Section 4.4 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated                      _____, _____, between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Collateral Agent, (the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in said Security Agreement.

By:

Name:
Title:

By:

Name:

Title:

By:

Name:

Title:

SCHEDULE I TO AMENDMENT
STOCKS

Percentage of
		Certificate	Number of		Outstanding
Name of Grantor	Issuer	Number(s)	Shares	Class of Stock	Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
(CERTIFICATED AND UNCERTIFICATED)

Percentage Ownership
Name of Grantor	Issuer	Description of Collateral	Interest

[Add description of custody accounts or arrangements with Securities Intermediary, if applicable]
COMMERCIAL TORT CLAIMS

Case Number; Name of
Court where Case was
Name of Grantor	Description of Claim	Parties	Filed